UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2017

KSIX Media Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52522	98-0550352
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

10624 S. Eastern Ave., Suite A-910 Henderson, NV	89052
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 701-8030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement

Item 3.02	Unregistered Sales of Equity Securities

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement

On August 10, 2017, the Company entered into a Subscription Agreement with Raymond Lacrouts for the sale of 300,000 shares of the Company’s common stock and Warrants to purchase 150,000 shares of Company common stock at $0.50 per share for a period of 36 months following the closing of the transaction contemplated by the Subscription Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01, above.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On August 30, 2017, the Company’s Board of Directors accepted the resignation of Ted D. Campbell II as a director of the Company, effective immediately. Simultaneously, the Company’s Board of Directors appointed David C. Ansani and Manuel Flores as directors of the Company, effective immediately, to serve until the next election of directors or appointment of their successors.

Set forth below is certain biographical information concerning Messrs Ansani and Flores:

David C. Ansani

David C. Ansani (52) has been a director of the Company since August 2017. From 2010 to the present date, he has been and is Chief Compliance Officer/Human Resources Officer/In-House Counsel for Glass Mountain Capital, LLC, a start-up financial services company specializing in the recovery of distressed assets. In this capacity, he reviews and evaluates compliance issues and concerns within the organization. The position ensures that management and employees are in compliance with applicable laws, rules and regulations of regulatory agencies (FDCPA, TCPA, GLB, CFPB, etc.); that company policies and procedures are being followed; and that behavior in the organization meets the company’s standards of conduct.

Manuel Flores

Manuel Flores (45) has been a director of the Company since August 2017. Since August 2015, he has been an attorney at Arnstein & Lehr, LLP, Chicago, IL. His primary practice areas include: banking and consumer finance regulation, and compliance; land use and zoning; and government affairs. He is a member of the Small Business Advisory Council (Illinois), FinTEx Chicago, Community Bankers Association of Illinois and Illinois Bankers Association.

From November, 2012 through January 2015, he was Acting Secretary of the Illinois Department of Financial and Professional Regulation (IDFPR), Springfield/Chicago, IL. In this capacity, he served as Chief Executive Officer of a state regulatory agency with an employee head count of 500 and an operating budget of $111,000,000.

The Company has previously reported that Kevin Brian Cox had been appointed Chairman and Chief Executive Officer and a director of the Company on July 25, 2017. Set forth below is certain biographical information concerning Mr. Cox:

Kevin Brian Cox

Kevin Brian Cox (42) has been Chairman and Chief Executive Officer and a director of the Company since July 2017. From January 2011 to the present date, he has been CEO of True Wireless LLC, an Oklahoma-based, FCC regulated nationwide wireless carrier with the ability to provide service over all 4 major USA wireless backbones. True Wireless is a licensed eligible telecommunications carrier (OK, AR, MD, RI and TX) providing discounted and subsidized wireless (cell phone) and broadband service through the National Broadband Program.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KSIXMedia Holdings, Inc.

By:	/s/ Kevin Brian Cox
Name:	Kevin Brian Cox
Title:	President

Dated: August 30, 2017